                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement   [ ]   Confidential, for Use of
[x] Definitive Proxy Statement            the Commission Only as
[ ] Definitive Additional Materials       permitted by
[ ] Soliciting Material Pursuant to       Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                        Barrett Business Services, Inc.
- ---------------------------------------------------------------------------

               (Name of Registrant as Specified In Its Charter)

- ---------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.
    1)  Title of each class of securities to which transaction applies:
    ________________________________________________________________________

    2)  Aggregate number of securities to which transaction applies:
    _________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________________________
    4)  Proposed maximum aggregate value of transaction:

_____________________________________________________________________________
    5)  Total fee paid:

_____________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

_____________________________________________________________________________
    2)  Form, Schedule or Registration Statement No.:

_____________________________________________________________________________
    3)  Filing Party:

_____________________________________________________________________________
    4)  Date Filed:

_____________________________________________________________________________

                        BARRETT BUSINESS SERVICES, INC.

                                                                April 10, 1996


Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m. on Thursday, May 16, 1996, at The Benson Hotel, 309 S.W. Broadway, Portland, Oregon.

        Matters to be presented for action at the meeting include the election of directors and ratification of the selection of independent accountants.

        We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

                                    Sincerely,



                                    William W. Sherertz
                                    President and Chief
                                    Executive Officer

                        BARRETT BUSINESS SERVICES, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 16, 1996

        You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at The Benson Hotel, 309 S.W. Broadway, Portland, Oregon, on Thursday, May 16, 1996, at 2:00 p.m., Pacific Time.

        Only stockholders of record at the close of business on March 29, 1996, will be entitled to vote at the meeting.

        The meeting is being held to consider and act upon the following matters:

        1.  Election of directors.

        2. Approval of the appointment of Price Waterhouse LLP as independent accountants for the current fiscal year ending December 31, 1996.

        3. Such other business as may properly come before the meeting or any adjournments thereof.

        Please sign and date the accompanying proxy, and return it promptly in the enclosed postage-paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                   By Order of the Board of Directors


                                   Michael D. Mulholland
                                   Secretary

Portland, Oregon
April 10, 1996

                        BARRETT BUSINESS SERVICES, INC.
                           4724 S.W. Macadam Avenue
                            Portland, Oregon  97201
                                (503) 220-0988

                         -----------------------------

                                PROXY STATEMENT

                      1996 ANNUAL MEETING OF STOCKHOLDERS

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on May 16, 1996, and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 12, 1996.

                VOTING, REVOCATION AND SOLICITATION OF PROXIES

         When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Items 1 and 2 in the accompanying Notice of Annual Meeting of Stockholders.

         Stockholders may expressly abstain from voting on Item 2 by so indicating on the proxy, although abstentions will have no effect on the required vote. Shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on Item 2 will also have no effect on the required vote.

         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later-dated proxy received by the Company, or by attending the meeting and voting in person.
The mailing address of the Company's principal executive offices is 4724
S.W. Macadam Avenue, Portland, Oregon 97201.

         The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally and by telegram or telephone by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

                         OUTSTANDING VOTING SECURITIES

         The close of business on March 29, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 6,560,185 shares of Common Stock, $.01 par value ("Common Stock"), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company. All references to shares of Common Stock and per share prices in this proxy statement have been adjusted for the two-for-one stock split paid in May 1994.

                             ELECTION OF DIRECTORS

         The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Board has set the number of
positions on the Board at six.   All of the nominees for election as directors
are members of the present Board.

         A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the meeting. Unless authority to vote for a director or directors is withheld, the accompanying proxy will be voted FOR the election of the nominees named below. If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board may be reduced prior to the annual meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

         The following table sets forth information with respect to each person nominated for election as a director, including their ages as of March 29, 1996, business experience during the past five years, and directorships in other corporations. There are no family relationships among the directors.

                                                                      Director
Name                          Principal Occupation(1)          Age      Since
- ----                          -----------------------          ---      -----


Robert R. Ames         Retired Vice Chairman of First          55       1993
                       Interstate Bank of Oregon, N.A.

Jeffrey L. Beaudoin    President and a director of Rose        41       1993
                       City Moving & Storage Co.,
                       Portland, Oregon.

Stephen A. Gregg       Principal, The Alternare Group,         51       1995
                       a national provider of alternative
                         medicine services.

Anthony Meeker         Vice President of Spears Benzak         57       1993
                       Salomon & Farrell, New York, New York,
                       an investment research firm.

Stanley G. Renecker    Vice President - Acquisitions of The    41       1993
                       Campbell Group, Portland, Oregon,
                       a timberland management firm.

William W. Sherertz    President and Chief Executive           50       1980
                       Officer of the Company.


- -------------------

(1) During the past five years, the principal occupation and employment of each director has been in the capacity set forth above except as follows:

     (a) Mr. Ames currently is actively engaged in numerous real estate development ventures. From 1992 to 1995, he was the Vice Chairman of the Board of Directors of First Interstate Bank of Oregon, N.A. From 1983 to 1991, Mr. Ames served as President of the Bank.

     (b) Mr. Gregg was Chairman and Chief Executive Officer of The Ethix Corporation, a national provider of health care programs headquartered in Portland, Oregon, from 1985 to 1994.

     (c) Mr. Meeker was Treasurer of the State of Oregon from 1987 to 1993. He has also been President and Chief Executive Officer and a director of Meeker Seed & Grain Co. since 1975.

     (d) Mr. Sherertz has acted as Chief Executive Officer of the Company since 1980. He was elected President of the Company in March 1993. Mr. Sherertz also acts as Chairman of the Board of Directors.

Stock Ownership by Principal Stockholders and Management
- --------------------------------------------------------
        The following table gives information regarding the beneficial ownership of Common Stock as of March 29, 1996, by each director and certain named executive officers and by all directors and executive officers of the Company as a group. In addition, it gives information about each person or group known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.

                                            Amount              Percent
                                         Beneficially              of
Name of Beneficial Owner                    Owned                Class
- ------------------------                 ------------           -------
Robert R. Ames . . . . . . . . .             2,000(2)              *
Jeffrey L. Beaudoin  . . . . . .             6,900(2)(3)           *
Stephen A. Gregg . . . . . . . .             1,000                 *
Christopher J. McLaughlin. . . .            14,400(2)              *
Anthony Meeker . . . . . . . . .             2,450(2)              *
Michael D. Mulholland. . . . . .             5,000(2)              *
Stanley G. Renecker. . . . . . .             2,000(2)              *
Nancy B. Sherertz(1) . . . . . .         1,634,000              24.9%
William W. Sherertz(1) . . . . .         1,841,600(2)           27.8%
Wasatch Advisors, Inc.(1). . . .           548,675(4)            8.4%

All directors and executive officers
as a group (10 persons). . . .           1,880,350(2)           28.3%

- ----------------

*      Less than 1% of the outstanding shares of Common Stock.

(1) The addresses of persons owning beneficially more than 5% of the outstanding Common Stock are as follows: Nancy B. Sherertz, 27023 Rigby Lot Road, Easton, Maryland 21601; William W. Sherertz, 4724 S.W. Macadam Avenue, Portland, Oregon 97201; and Wasatch Advisors, Inc., 68 South Main Street, Suite 400, Salt Lake City, Utah 84101.

(2) Includes options to purchase Common Stock which are presently exercisable as follows: Mr. Ames, 2,000 shares; Mr. Beaudoin, 2,000 shares;
    Mr. McLaughlin, 12,000 shares; Mr. Meeker, 2,000 shares; Mr. Mulholland, 5,000 shares; Mr. Renecker, 2,000 shares; Mr. Sherertz, 59,500 shares; and all directors and executive officers as a group, 89,500 shares.

(3) Includes 400 shares owned by Mr. Beaudoin's wife, as to which he shares voting and dispositive powers.

(4) A registered investment adviser who has filed a report of beneficial ownership on Schedule 13G reporting sole voting and dispositive powers as to the indicated shares.


        Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission ("SEC") by
Section 16 "reporting persons," including directors and executive officers.
To the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 1995, except that William W. Sherertz, who is an executive officer of the Company, filed a report of the grant of a stock option two days after the filing deadline.

Directors' Meetings and Standing Committees
- -------------------------------------------
        The standing committees of the Board include an audit committee and a compensation committee. The Company does not have a standing nominating committee, but the Board will consider suggestions submitted by stockholders for proposed nominees for director. Any recommendations as to nominees for election at the 1997 annual meeting should be submitted in writing by December 11, 1996, to the Secretary of the Company at its principal executive offices and should include the name, address and qualifications of each proposed nominee.

        During 1995, the Board held eight meetings, the audit committee held three meetings and the compensation committee held six meetings. Each director attended more than 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during 1995.

        The audit committee reviews services provided by the independent accountants, makes recommendations concerning their engagement or discharge, and reviews with management and the independent accountants the results of their audit, the adequacy of internal accounting controls, and the quality of financial reporting. The members of the audit committee are Mr. Renecker, chairman, and Mr. Ames.

        The compensation committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers. The committee also administers the Company's 1993 Stock Incentive Plan (the "Incentive Plan") and makes decisions as to grants of options and other stock-based awards. The members of the compensation committee are Anthony Meeker, chairman, Jeffrey L. Beaudoin, and Stephen A. Gregg.

Compensation Committee Interlocks and Insider Participation
- -----------------------------------------------------------
        The members of the compensation committee of the board of directors of the Company during 1995 were Jeffrey L. Beaudoin, Stephen A. Gregg and Anthony Meeker. During 1995, the Company provided services to Rose City Moving & Storage Co., of which Mr. Beaudoin is President and a majority stockholder. The Company recorded revenues and cost of revenues during 1995 related to such services of $3,753,000 and $3,661,000, respectively. At December 31, 1995, the Company's assets included trade accounts receivable totaling $160,000 with respect to the above services; the highest amount of such receivables outstanding at any time during 1995 was $187,000 as of September 30, 1995.

                            EXECUTIVE COMPENSATION

Summary Compensation Table
- --------------------------
        The following table sets forth for the years indicated the compensation awarded or paid to, or earned by, the Company's chief executive officer and the Company's other executive officers whose salary level and bonus in 1995 exceeded $100,000.

                                                              Long-Term
                                          Annual             Compensation
                                       Compensation            Awards
                                       ------------          ------------
                                                              Securities
 Name and Principal                 Salary       Bonus        Underlying
       Position          Year        ($)          ($)       Options (#) (1)
 ------------------      ----       ------       -----      ---------------
William W. Sherertz      1995      $144,000        --           70,000
President and Chief      1994       144,000        --           77,000
Executive Officer        1993       144,000        --           70,000

Michael D. Mulholland    1995       115,000      $42,550        30,000
Vice President-          1994        42,486(2)     --           20,000
Finance and Secretary;
Chief Financial Officer

Christopher J.           1995        90,000       33,300        26,000
McLaughlin, Vice         1994(3)     79,583       39,300        20,000
President-Operations

_____________

(1)   Option grants do not include stock appreciation rights ("SARs").

(2) Mr. Mulholland's annual salary of $115,000 became effective with his date of employment, August 17, 1994.

(3) Mr. McLaughlin became an executive officer during 1994; the amounts shown are for the full fiscal year.

Stock Option Data
- -----------------
        The following table provides information as to options to purchase Common Stock granted under the Incentive Plan to Messrs. Sherertz, Mulholland and McLaughlin during 1995.

                       Option Grants in Last Fiscal Year
                                Individual Grants
                       ---------------------------------
              Number of
              Securities     % of Total
              Underlying       Options                               Grant
               Options       Granted to   Exercise                   Date
              Granted (1)   Employees in    Price      Expiration    Present
    Name         (#)        Fiscal Year   ($/Share)       Date       Value(2)
- ------------  -----------   ------------  ---------    ----------    --------
William W.      18,654          9.3%       $16.3625     9/17/2000    $133,376
Sherertz        51,346         25.7%        14.8750     9/17/2005     528,864

Michael D.      10,000          5.0%        14.8750     9/17/2005     103,000
Mulholland      20,000         10.0%        14.6250     11/9/2005     201,400

Christopher J.   5,000          2.5%        14.8750     9/17/2005      51,500
McLaughlin      21,000         10.5%        14.6250     11/9/2005     211,470

_____________

(1) Options become exercisable cumulatively in four equal annual installments beginning one year after the date of grant; provided that the option will become exercisable in full upon the officer's death, disability or retirement, or in the event of a change in control of the Company. A change in control is defined in the option agreements to include (i) any occurrence which would be required to be reported as such by the proxy disclosure rules of the SEC,
(ii) the acquisition by a person or group (other than the Company or one of its employee benefit plans) of 30% or more of the combined voting power of its voting securities, (iii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board of Directors, (iv) certain transactions involving the merger, or sale or transfer of a majority of the assets, of the Company, or (v) approval by the stockholders of a plan of liquidation or dissolution of the Company. Each option includes a feature which entitles an optionee who tenders previously-acquired shares of Common Stock to pay all or part of the exercise price of the option to receive a replacement option (a "reload option") to purchase a number of shares equal to the number of shares tendered at an exercise price equal to the fair market value of the Common Stock on the date of exercise. No SARs were granted during 1995.

(2) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability or vesting. The values were calculated based on the following assumptions:
(i) expectations regarding volatility of 50% were based on monthly stock price data for the Company; (ii) the risk-free rate of return was assumed to be the Treasury Bond rate whose maturity corresponds to the maturity of the option granted; and (iii) no dividends on the Common Stock will be paid during the option term. The values which may ultimately be realized will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

_____________

          Information concerning each exercise of stock options during 1995 and the value of unexercised options held at December 31, 1995, by Messrs. Sherertz, Mulholland and McLaughlin is summarized in the table below:


                Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values(1)

                                        Number of
                                   Securities Underlying    Value of Unexercised
            Number of               Unexercised Options     In-the-Money Options
             Shares                 at Fiscal Year-End       at Fiscal Year-End(2)
           Acquired on   Value        Exer-     Unexer-        Exer-    Unexer-
Name         Exercise   Realized     cisable    cisable       cisable   cisable
- ----       -----------  --------   --------------------      --------  --------
William W.      --          --       42,000     157,500      $330,750  $669,375
Sherertz

Michael D.      --          --        5,000      45,000        20,000    62,500
Mulholland

Christopher J.  --          --        7,000      43,000        48,750   103,875
McLaughlin



(1) Messrs. Sherertz, Mulholland and McLaughlin did not exercise any SARs during 1995 and did not hold any SARS at December 31, 1995.

(2) The values shown have been calculated based on the difference between $14.75, which was the closing sale price of the Common Stock reported on The Nasdaq Stock Market on December 29, 1995, and the per share exercise price of unexercised options.

Directors' Compensation
- -----------------------
            Under the standard arrangement in effect at the end of 1995, directors (other than directors who are full-time employees of the Company, who do not receive directors' fees) are entitled to receive a fee of $500 for each Board meeting attended and each meeting of a committee of the Board attended other than a committee meeting held on the same day as a Board meeting.

            In June 1993, concurrently with the closing of the Company's initial public offering, each person who was then a non-employee director received a nonqualified option, as adjusted for the May 1994 two-for-one stock split, to purchase 3,000 shares of Common Stock at an exercise price of $3.50. Also, a nonqualified option for 1,000 shares of Common Stock (adjusted for the stock split) is granted automatically to each non-employee director whose term begins on or continues after the date of each annual meeting of stockholders at an exercise price equal to the fair market value of the Common Stock on the date of the meeting. Accordingly, on May 18, 1995, Messrs. Ames, Beaudoin, Gregg, Meeker and Renecker each received an option for 1,000 shares at an exercise price of $11.50 per share.

            Payment of the exercise price of options granted to non-employee directors may be in cash or in previously-acquired shares of Common Stock. Each option includes a reload option feature to the extent that previously-acquired shares are used to pay the exercise price. Non-employee director options (other than reload options) become exercisable in four equal annual installments beginning one year after the date of grant. Reload options become exercisable six months following the date of grant. All options granted to a non-employee director will be exercisable in full upon the director's death, disability or retirement, or in the event of a change in control of the Company. The option term will expire three months following the date upon which the holder ceases to be a director other than by reason of death, disability or retirement; in the event of death or disability, the option will expire one year thereafter, while non-employee director options will expire five years after retirement.


                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

            The Compensation Committee (the "Committee") of the Board is composed of three outside directors who provide disinterested administration of the Company's stock-based compensation plan and act as an independent resource to the Board in recommending executive salary levels and analyzing other proposed forms of executive compensation.

            The Company's overall approach to executive compensation is based on a philosophy that combines a goal-driven annual cash compensation package with equity incentives designed to build stock ownership among key employees. These two key principles serve to align executives effectively with stockholder interests by focusing management on financial goals necessary to enhance stockholder value, as well as long-term growth, by strongly encouraging significant ownership in the Company's stock.

            Salaries. Base salaries for the Company's executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparably-sized companies or comparable companies within the Company's industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the individual's specific contribution to the Company's success, and any increased responsibilities assumed by the executive.

            Annual Cash Incentive Bonuses. During 1995, the Committee developed a formal compensation plan for the executive officers of the Company. It is the Committee's belief that the stewardship provided by the executive officers is best measured by the Company's return on equity. Accordingly, recommendations for annual awards of cash incentive bonuses for 1995 were determined by a formula based on the Company's return on shareholders' equity for the year ended December 31, 1995 and the executive's then-current base salary.

            Long-Term Incentive Compensation. The Company seeks to enhance and foster its continued success by aligning executive officer financial interests with long-term stockholder value. In determining its recommendations for stock incentives granted in 1995, the Committee utilized principles which were essentially subjective in nature. Following adoption of the formal compensation plan by the Committee in late 1995, annual awards of stock incentives were granted in February 1996 to Messrs. Mulholland and McLaughlin. Such awards were based on a formula principally determined by the Company's return on shareholders' equity for the year ended December 31, 1995.

            Chief Executive Officer Compensation. While the Committee recognizes that the financial performance of the Company has been excellent, it was the recommendation of Mr. Sherertz to the Committee that his salary level continued to be reasonable for 1995. It was Mr. Sherertz's further recommendation that his incentive compensation continue to be tied to the long-term enhancement of stockholder value and, accordingly, he declined to accept an annual cash bonus for the second successive year. It was the conclusion of the Committee to accept Mr. Sherertz's recommendations, in view of his significant equity position in the Company, such that his contributions as President and Chief Executive Officer will be rewarded through the enhanced stock value enjoyed by all stockholders.

            The Committee's goal is to serve the interests of the Company's stockholders by enabling the Company to attract, motivate, and retain the caliber of management expertise necessary for the successful implementation of the Company's strategic goals. The Committee believes that its objective was successfully achieved during 1995.
                                          COMPENSATION COMMITTEE
                                          Anthony Meeker, Chair
                                          Jeffrey L. Beaudoin
                                          Stephen A. Gregg


                            STOCK PERFORMANCE GRAPH

            The following graph shows the cumulative total return at the dates indicated for the period from June 11, 1993, the date on which the Common Stock became registered under the Securities Exchange Act of 1934, until December 31, 1995, for the Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500"), and for a group of the Company's peers in the staffing industry. In addition, the graph has been prepared assuming (i) reinvestment of dividends and (ii) investment of $100 in each of the S&P 500 and the peer group at the close of business on June 10, 1993, and in the Common Stock at the public offering price of $3.50 per share (as adjusted for the May 1994 stock split) in the Company's initial public offering.

               Comparison of Five-Year Cumulative Total Returns
                             Performance Graph For
                        Barrett Business Services, Inc.

            12/31/90    12/31/91    12/31/92    12/31/93    12/30/94    12/29/95
            --------    --------    --------    --------    --------    --------
Barrett
Business
Services,
Inc.                                             $169.2      $344.6       $363.1

S&P 500
Stocks       $68.5       $89.5       $96.3        105.7       107.2        147.5

Self-
Determined
Peer Group    71.0        86.8       106.8        118.3       156.4        179.8



Companies in the Self-Determined Peer Group:

   Adia Services Inc.           CDI Corp.
   Kelly Services Inc.          Manpower Inc.
   Olsten Corp.                 Robert Half International Inc.
   Staff Builders Inc. New      Uniforce Temporary Personnel Inc.

Notes:

      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

      B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

      C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

      D. The index level for all series was set to $100.0 on 06/11/93.

            TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS

       At December 31, 1993, William W. Sherertz, President and Chief Executive Officer of the Company, agreed to personally guarantee, at no cost to the Company and pursuant to the approval of a majority of the disinterested outside directors, the repayment of a $111,000 account receivable from an unrelated, insolvent customer. The Company exercised its right to the personal guarantee during 1995 and, accordingly, Mr. Sherertz surrendered to the Company 7,400 shares of the Company's common stock with a then-fair market value of $111,000 or $15.00 per share in satisfaction of the guarantee.

       Robert R. Ames, a director of the Company, was Vice Chairman of the board of directors of First Interstate Bank of Oregon, N.A., through June 1995, which bank has provided to the Company an unsecured revolving credit facility in the amount of $4,000,000 and mortgage financing totaling approximately $629,000 during 1995.

       See "Election of Directors--Compensation Committee Interlocks and Insider Participation" for discussion of the business relationship between the Company and Jeffrey L. Beaudoin, a director of the Company.

              APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

       The Board has selected Price Waterhouse LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending December 31, 1996. Although the appointment of accountants is not required to be submitted to a vote of the stockholders, the Board has decided to ask the stockholders to approve the appointment and recommends that you vote FOR approval. If a majority of the shares of Common Stock represented at the annual meeting does not vote to approve the appointment, the Board will reconsider the appointment.

       The Company expects representatives of Price Waterhouse LLP to be present at the 1996 annual stockholders meeting and to be available to respond to appropriate questions. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

                                 OTHER MATTERS

       Management knows of no matters to be brought before the annual meeting other than the election of directors and ratification of the selection of accountants. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.


                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

       Stockholder proposals submitted for inclusion in the 1997 proxy materials and consideration at the 1997 annual meeting of stockholders must be received by the Company by December 11, 1996. Any such proposal should comply with the SEC's rules governing stockholder proposals submitted for inclusion in proxy materials.

April 10, 1996                BARRETT BUSINESS SERVICES, INC.

PROXY

                        BARRETT BUSINESS SERVICES, INC.
                      1996 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William W. Sherertz and Jeffrey L. Beaudoin as proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of Barrett Business Services, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 16, 1996, at 2:00 p.m., or any adjournments thereof:

1.  ELECTION OF DIRECTORS:
   [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
       (except as marked to the               for all nominees listed below
       contrary below)

   Robert R. Ames             Stephen A. Gregg        Stanley G. Renecker
   Jeffrey L. Beaudoin  Anthony Meeker          William W. Sherertz

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

______________________________________________________________________________

2. PROPOSAL TO APPROVE THE APPOINTMENT OF PRICE WATERHOUSE LLP as independent accountants for the fiscal year ending December 31, 1996.

      [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

3. In their discretion, upon any other matters which may properly come before the meeting.

                    (Continued and to be signed on reverse)

   The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment.

   The undersigned acknowledges receipt of the 1996 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

                        Date:__________________________, 1996


                        _______________________________________
                              (Signature of Stockholder)


                        _______________________________________
                              (Signature of Stockholder)

                        Please sign exactly as your name appears hereon. If the shares are jointly held, each joint owner named should sign. When signing as attorney, personal representative, administrator, or other fiduciary, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

MEMORANDUM

Date:        April 12, 1996

To:          Participants of the Barrett Business Services, Inc. Employees'
             Savings Plan

From:        Mike Mulholland

Subject: Proxy solicitation in connection with May 16, 1996 annual meeting of stockholders

=================================================================

The enclosed material, which consists of:

             -- 1995 annual report
             -- Proxy statement
             -- Proxy card
             -- Return envelope

is being provided to you as a participant of Barrett's 401(k) plan, which owns shares of the Company's common stock. Pursuant to the Plan Document and Trust Agreement, you are entitled to vote the shares held for your account in the Plan on the proposals outlined in the accompanying proxy statement.

After you have considered the enclosed information, please mark your votes on the proxy card, sign the card and return it in the postage-paid envelope. Your vote will be compiled with those of other Plan participants and conveyed to the Company's stock transfer agent by the Plan's trustee, Smith Barney Shearson Trust Company.

MDM/jae

cc:  Mary Ann Frantz, Esq.